UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2008

Pet DRx Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51596	56-2517815
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

215 Centerview Drive, Suite 360, Brentwood, Tennessee		37027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	615-369-1914

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, Mr. Steven T. Johnson resigned as president, chief operating officer and a director of Pet DRx Corporation (the "Company") effective immediately. Mr. Johnson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 31, 2008, the Company entered into a separation agreement with Mr. Johnson in connection with his resignation. The following summary of the separation agreement is qualified in its entirety by reference to the separation agreement, which is attached as Exhibit 10.1 and incorporated herein by reference. Pursuant to the separation agreement, Mr. Johnson will receive an amount equal to $275,000 in cash payable in two equal installments as follows: $137,500 on March 2, 2009; and $137,500 on May 1, 2009. The separation agreement also provides that the Company will pay Mr. Johnson $9,423 for seven accrued but unused vacation days from 2008, to be included in his final paycheck in January 2009. Under the separation agreement, Mr. Johnson may elect COBRA continuation coverage under the Company’s group health plans for himself and, if eligible, his spouse and dependents, at the same premium amount that similarly situated active employees pay for such coverage through the earlier of June 30, 2009 or the date that COBRA continuation coverage ends. The separation agreement also includes a mutual non-disparagement clause and a general release of any claims against the Company by Mr. Johnson.

In order to ensure a smooth transition after his resignation, Mr. Johnson will serve as an independent advisor to the Company pursuant to an independent advisor consulting agreement. The independent advisor consulting agreement is incorporated as an exhibit to the separation agreement. Under the independent advisor consulting agreement, Mr. Johnson will provide consulting and advisory services for the Company and assist with transition matters that relate to his prior duties with the Company. Mr. Johnson will receive a monthly fee of $20,000 for these services. The independent advisor consulting agreement will terminate on March 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Separation Agreement by and between Pet DRx Corporation and Steven T.
Johnson, effective December 31, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pet DRx Corporation

January 2, 2009	By:	George A. Villasana

Name: George A. Villasana
Title: Executive Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement by and between Pet DRx Corporation and Steven T. Johnson, effective December 31, 2008